EXHIBIT 32.1

Certification of Chief Executive Officer,
Principal Financial Officer and Principal Accounting Officer
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of CCJ Acquisition Corp., (the “Company”) on Form 10-Q for the period ending November 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay D. Solomon, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, to my knowledge that:

(i)         the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CCJ ACQUISITION CORP.

/s/ Jay D. Solomon
JAY D. SOLOMON
Chief Executive Officer
Principal Financial Officer
Principal Accounting Officer

Date:  January 18, 2013